                                                                EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between VIXEL CORPORATION ("Company"), a Delaware Corporation, and GREG R. OLBRIGHT ("Employee") (collectively, "Parties"), effective as of November 30, 1998 (the "Effective Date").

                               W I T N E S S E T H

        WHEREAS, the Company desires to employ and to assure itself of the services of Employee as President and Chief Executive Officer through March 31, 1999, and to provide for his continuing service thereafter as Chairman and as a part-time employee; and

        WHEREAS, Employee desires to be employed by the Company under the terms and conditions herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

        1. EMPLOYMENT BY THE COMPANY. The Company shall continue to employ Employee to render exclusive and full-time services to the Company as a President and Chief Executive Officer for the time period specified in Section
1.1. Employee will report directly to the Company's Board of Directors. Employee shall have the responsibilities, duties and authorities that are customarily associated with such position. The Company may modify Employee's duties, responsibilities and objectives at the Board's discretion from time to time.

                1.1 PRESIDENT AND CHIEF EXECUTIVE OFFICER. Employee's employment as President and Chief Executive Officer shall continue until the earlier of (i) March 31, 1999, (ii) the appointment of a new Chief Executive Officer by the Board of Directors or (iii) Employee's removal by the Board of Directors.

                1.2 CHAIRMAN OF THE BOARD. Commencing on May 1, 1999, or such other date as the Company and Employee may mutually agree, Employee shall become Chairman of the Board of Directors for a term of one (1) year. Such term may be extended by mutual agreement. Employee's compensation for serving as Chairman is set forth in Section 2.2(b) below.

                1.3 PART-TIME EMPLOYEE. After Employee ceases to be President and Chief Executive Officer pursuant to Section 1.1, and following completion of the one-month's vacation contemplated by Section 2.6 below, the Company and Employee will discuss Employee's continuing role with the Company. If Company and Employee do not agree on a new role and on the compensation for that role, Employee shall become a part-time employee with the salary and benefits set forth in Section 2.1(c) below commencing on the date the Company or Employee notifies the other party in writing that they cannot agree. Such part-time employment shall continue through December 19, 2000, unless extended by mutual agreement. As a part-time employee, Employee will make himself available to advise the Company's Chief Executive Officer and Board of Directors as may be reasonably requested, recognizing that Employee may have secured other full time employment. Such services will be rendered from Employee's residence and will not require more than 12 days service per year. The Company agrees that Employee may secure other employment or consulting engagements so long as such employment or consulting activities do not violate this Agreement or the Noncompetition and Nonsolicitation Agreement attached as Exhibit C or the Proprietary Information and Inventions Agreement attached as Exhibit F.



                                       1.

        2. COMPENSATION. The Company agrees to pay Employee base salary and bonus as described below.

                2.1 SALARY.

                        (a) The Company will pay Employee at an annual base salary rate of $250,000 for 1998 and through March 31, 1999. Such salary rate shall apply even if Employee ceases to be employed by the Company or ceases to serve as President and Chief Executive Officer prior to March 31, 1999 (unless prior to such date Employee either resigns voluntarily or is terminated for Cause prior to the appointment of a new CEO). Paychecks will be distributed pursuant to ordinary business practice, and shall be subject to ordinary payroll deductions and tax withholdings.

                        (b) Commencing on the date that Employee becomes Chairman of the Board, the Company will pay Employee at an annual base salary rate of $50,000 for his services as Chairman of the Board of Directors. This payment shall be in addition to any other amounts due under this Agreement.

                        (c) During any period that Employee is serving as a part-time employee, the Company will pay Employee at an annual base salary rate of $25,000 per year. Such salary will not be payable during any time that Employee is receiving his regular salary pursuant to Section 2.1(a) or paid vacation.

                2.2 ANNUAL BONUS. So long as Employee is serving as President and Chief Executive Officer, Employee will be eligible for an annual bonus of up to 50% of his base salary rate then in effect (the "Target Bonus"). The bonus shall be determined by the Compensation Committee in their sole discretion.

                2.3 SAVINGS PLAN. The Company will make quarterly payments ("Savings Deposits") into the Company's savings plan (the "Plan"). This amount may be adjusted from time to time and/or the Plan may be terminated at the sole election of the Company. A copy of the Plan is available upon Employee's request.

                2.4 BENEFITS. The Company also agrees to provide Employee with benefits consistent with Company policy and practice for its employees, including participation in the Company's group health, life, and disability insurance plans for Employee and Employee's dependents. Details about these benefits are provided in the Company's employee handbook and summary plan descriptions.

                2.5 ADDITIONAL COMPENSATION. The Board may, but has no obligation to, also award Employee discretionary compensation, bonuses and benefits ("Additional Compensation"). The amount of the Additional Compensation, if any, and the criteria for determining the amount of the Additional Compensation, if any, shall be at the sole discretion of the Board or Compensation Committee.

                2.6 VACATION. So long as Employee is a full-time employee, Employee shall be entitled to paid vacation in accordance with the Company's policy applicable to executive officers. Whether or not Employee continues as a full time employee, Employee shall be entitled to one month's paid vacation (based on his salary rate of $250,000 per annum), commencing shortly after the hiring of a new President and Chief Executive Officer.

                2.7 RELOCATION. The Company and Employee have agreed that Employee may relocate his principal residence to Colorado. The Company shall pay Employee a lump sum of $250,000 in connection with such relocation. Such amount will be payable on or before December 14, 1998. Such payment will be made on a non-accountable basis and Employee will be responsible for all taxes on such payment. To the extent that direct payment of relocation expenses by the Company would result in a tax advantage to the Employee, the Company will make such payment directly and reduce the payment to



                                       2.

Employee by the amount so paid. The Company will have no further obligation with respect to relocation costs, including any obligation with respect to any loss of equity on his Bellevue, Washington residence.

                2.8 ATTORNEYS' FEES. The Company will reimburse Employee for attorneys' fees and expenses of up to $15,000 incurred in negotiating this Agreement and the related Nonstatutory Option Agreement and Stock Repurchase Agreement.

                2.9 STOCK OPTION. The Company and Employee agree that on or before December 8, 1998, the Company shall (i) repurchase 1,050,000 shares of common stock from Employee pursuant to the Stock Repurchase Agreement in the form attached as Exhibit D, and (ii) grant Employee a stock option for 1,050,000 shares pursuant to the form of NonStatutory Stock Option Agreement attached as Exhibit E, at an exercise price equal to the fair market value of the Company's common stock on the date of grant (but not to exceed $3.33 per share).

        3. EMPLOYEE HANDBOOK. By signing this Agreement, Employee acknowledges that he has received, read and agrees to be bound by, the Company's employee handbook. Employee agrees to abide by all Company policies and procedures.

        4. ADDITIONAL ACTIVITIES. Employee agrees that during the period of Employee's employment by the Company, Employee will not, without the Board of Director's written approval, engage in any employment or business activity other than for the Company that would adversely affect Employee's ability to perform Employee's obligations hereunder.

        5. TERMINATION OF EMPLOYMENT. Employee and the Company each acknowledge that either Party has the right to terminate Employee's employment with the Company at any time for any reason whatsoever, with or without cause or advance notice.

                5.1 TERMINATION FOR CAUSE. The Company shall have the right to terminate Employee's employment with the Company at any time for cause. "Cause" for termination shall mean: (i) Employee has committed any material act of embezzlement, or fraud; (ii) Employee engages in unfair competition with the Company or willfully breaches his obligations under this Agreement; (iii) Employee causes material damage to Company through intentional misconduct or gross neglect of the duties customary to his office. No activities covered by items (ii) and (iii) will be deemed to be "cause" unless the Company has notified Employee of the prohibited activity in written detail and Employee has failed to cease such activity within fifteen (15) days. In the event Employee's employment is terminated at any time with cause, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation, but shall be entitled to accrued compensation.

                5.2 TERMINATION WITHOUT CAUSE. The Company shall have the right to terminate Employee's employment with the Company at any time without cause. If the Company and Employee do not agree on a new substantially full-time role for Employee with the Company following the hiring of a new Chief Executive Officer, and provided that Employee shall not have been earlier terminated for Cause, or resigned voluntarily, the severance benefit described below will become payable beginning on May 1, 1999. In addition to the foregoing, in the event Employee's employment is terminated at any time without Cause, the Company shall pay Employee severance in the amount of one (1) year's salary at the rate of $250,000 per annum (payable in equal monthly installments). Such severance will be paid in addition to Employee's paid vacation under Section 2.6. Such severance payments will be reduced to the extent of compensation received by the Employee from full-time employment during the twelve-month period following termination of employment. Such severance payments also shall be reduced by standard payroll deductions and withholdings. In addition, the Company shall (a) make a 401(k) (or such other retirement program then in effect for senior executives) matching contribution equal to the maximum allowable for one year under the Company's 401(k) (or such other retirement program then in effect for senior executives) matching program then in effect and (b) pay Employee's COBRA payments for a period of twelve months (or until such earlier time as Employee and his family are covered under a comparable



                                       3.

health plan). The benefits described above are collectively referred to herein as the "Severance Benefits". In consideration for such Severance Benefits, and for the continued vesting of his stock options, Employee and the Company shall execute a General Release in the form attached as Exhibit B on or about May 1, 1999 (and in any event prior to receiving such benefits) and a Non-Competition and Non-Solicitation Agreement in the form attached as Exhibit C, concurrently with the signing of this Agreement.

                5.3 VOLUNTARY TERMINATION. Employee may voluntarily terminate his employment with the Company at any time. If Employee voluntarily terminates his employment prior to the appointment of a new Chief Executive Officer, or March 31, 1999, whichever comes first, Employee will be entitled to receive the Severance Benefits pursuant to Section 5.2, but will not be entitled to any further compensation. If following the appointment of a new Chief Executive Officer, or March 31, 1999, whichever occurs first, Employee and the Company do not agree on a continuing role for Employee with the Company, Employee shall become a part-time employee pursuant to Section 1.3. Any voluntary termination of Employment by Employee shall not affect Employee's obligations under Exhibit
C. However, if Employee voluntarily terminates his employment because the Company has materially breached any of its obligations to Employee, and if the Company has failed to cure such breach within thirty (30) days after written notice of such breach is given to the Company, his employment will be deemed to have been terminated by the Company without cause and Section 5.2 above will govern such termination.

        6. NOTICES. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or delivered by registered or certified mail (return receipt requested), or private overnight mail (delivery confirmed by such service), to the following addresses, or to such other address as either Party shall designate by notice in writing to the other in accordance herein: if to the Company: to the Chief Financial Officer at his business address; if to Employee: at such address provided to the Company by him.

        7. ARBITRATION. To ensure rapid and economical resolution of any and all disputes directly or indirectly arising out of or in any way connected with Employee's employment with the Company or the termination of that employment, with the sole exception of disputes which arise under Employee's Proprietary Information Agreement, (collectively, the "Arbitrable Claims"), the Company and Employee each agree that any and all such disputes, whether of law or fact of any nature whatsoever, shall be resolved by final and binding arbitration under the procedures set forth in Exhibit A to this Agreement and the then existing American Arbitration Association ("AAA") arbitration procedures (except insofar as they are inconsistent with the procedures set forth in Exhibit A). The Arbitrable Claims shall include, but not be limited to: any and all such claims related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance benefits, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. Employee and the Company acknowledge and agree that any and all rights they may otherwise have to resolve such Arbitrable Claims by jury trial, by a court, or in any forum other than the AAA, are hereby expressly waived.

        8. GENERAL.

                8.1 ENTIRE AGREEMENT. This Agreement together with the Exhibits hereto sets forth the complete, final and exclusive embodiment of the entire agreement between Employee and the Company with respect to the subject matter hereof. This Agreement supersedes in its entirety the Employment Agreement between the Company and Employee dated March 3, 1998. This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, other than



                                       4.

those expressly contained herein, and it supersedes any other such promises, warranties, representations or agreements. This Agreement may not be amended or modified except in a written instrument signed by Employee and a duly authorized officer or director of the Company. Nothing herein shall affect Employee's obligations under his confidentiality and Proprietary Information and Inventions Agreement attached as Exhibit F, which shall survive expiration or termination of this Agreement.

                8.2 SEVERABILITY. If a court of competent jurisdiction or arbitral panel determines that any term or provision of this Agreement is invalid or unenforceable, then the remaining terms and provisions shall be unimpaired. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

                8.3 SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each Party, and inure to the benefit of each Party, its heirs, successors and assigns. However, because of the unique and personal nature of Employee's duties under this Agreement, Employee may not delegate the performance of his duties under this Agreement.

                8.4 APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Washington as applied to contracts made and to be performed entirely within Washington.

                8.5 FORUM. Any action to enforce or requiring interpretation of this Agreement must be brought in a forum located within the State of Colorado.

                8.6 HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                8.7 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Parties have duly authorized and caused this Agreement to be executed as follows:


                                            VIXEL CORPORATION,
                                            A DELAWARE CORPORATION


By:   /s/ Gregory R. Olbright               By:  /s/ Timothy M. Spicer
   -------------------------------             ---------------------------------
Date:   December 1, 1998                    Title: Director
     -----------------------------                ------------------------------


                                            Date: December 1, 1998
                                                 -------------------------------



                                       5.

                                    EXHIBIT A

                              ARBITRATION PROCEDURE


        1. The Parties agree that any dispute that arises in connection with this Agreement or the termination of this Agreement shall be resolved by binding arbitration in the manner described below.

        2. A Party intending to seek resolution of any dispute under the Agreement by arbitration shall provide a written demand for arbitration to the other Party, which demand shall contain a brief statement of the issues to be resolved.

        3. The arbitration shall be conducted by the American Arbitration Association ("AAA"). At the request of either Party, subject to paragraph 10 below regarding judicial enforcement of the decree or judgment of an award rendered by the arbitrator, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator(s) in secrecy under seal, available for inspection only by the Parties to the arbitration, their respective attorneys, and their respective expert consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, unless compelled by legal process.

        4. The arbitrator(s) is required to disclose any circumstances that might preclude the arbitrator from rendering an objective and impartial determination.

        5. The Party demanding arbitration shall promptly request that AAA conduct a scheduling conference within fifteen (15) days of the date of that Party's written demand for arbitration or on the first available date thereafter on the arbitrator's calendar. The arbitration hearing shall be held within thirty (30) days after the scheduling conference or on the first available date thereafter on the arbitrator's calendar. Nothing in this paragraph shall prevent a Party from at any time seeking temporary equitable relief, from AAA or any court of competent jurisdiction, to prevent irreparable harm pending the resolution of the arbitration.

        6. Discovery shall be conducted as follows: (a) prior to the arbitration any Party may make a written demand for lists of the witnesses to be called and the documents to be introduced at the hearing; (b) the lists must be served within fifteen days of the date of receipt of the demand, or one day prior to the arbitration, whichever is earlier; and (c) each Party may take no more than two depositions (pursuant to the procedures of Colorado law) with a maximum of five hours of examination time per deposition, and no other form of pre-arbitration discovery shall be permitted.

        7. It is the intent of the Parties that the Federal Arbitration Act ("FAA") shall apply to the enforcement of this provision unless it is held inapplicable by a court with jurisdiction over the dispute, in which event Washington law with regard to arbitration shall apply.

        8. The arbitrator(s) shall apply Washington law, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or replevin of Company property. The arbitrator(s) shall also be able to award actual, general or consequential damages, but shall not award any other form of damage (e.g., punitive damages).

        9. Each Party shall pay one-half of the arbitrator's fees and expenses, in addition to other expenses of the arbitration approved by the arbitrator, pending the resolution of the arbitration. The prevailing Party shall pay the other Party's attorneys' fees, while each Party will be responsible for its own witness fees and other expenses incurred for its own benefit. The arbitrator(s) shall have authority to award the payment of such witness fees and other expenses to the prevailing Party, as appropriate in the discretion of the arbitrator.

        10. The arbitrator(s) shall render a written award setting forth the reasons for the arbitration decision. The decree or judgment of an award rendered by the arbitrator may be entered and enforced in any court having jurisdiction over the Parties. The award of the arbitrator(s) shall be final and binding upon the Parties without appeal or review except as permitted by the FAA, or if the FAA is not applicable, as permitted by Washington law.

        11. The Parties agree that the arbitration procedures set forth in this Exhibit A shall be superseded and replaced by any change the Company makes to its arbitration procedures that are generally applicable to its employees, provided that any such change is no more restrictive on the Employee than the procedures set forth herein.

                                    EXHIBIT B

                                 GENERAL RELEASE

        Employee and the Company understand and agree completely to the terms set forth in the foregoing agreement.

        In granting the release herein, Employee and the Company each acknowledge that he or it understands that he or it is waiving the benefit of any provision of law in any jurisdiction to the effect that a general release does not extend to claims which the person executing the release does not know or suspect to exist in his favor at the time of executing the release, which if known by such person must have materially affected his or her settlement with the debtor. The Company and Employee hereby expressly waives and relinquishes all rights and benefits under any such law or legal principle effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement.

        Except as otherwise set forth in this Agreement, Employee hereby releases, acquits and forever discharges the Company, its parents and subsidiaries, and its and their respective officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, and the Company hereby releases, acquits and forever discharges Employee and his agents, servants, heirs and assigns, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification Employee may have as a result of any third party action against him based on his employment with the Company), arising out of or in any way related to agreements, events, acts or conduct involving or relating to his employment by the Company at any time prior to the date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with Employee's employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; tort law; contract law; wrongful discharge; harassment; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify Employee pursuant to any indemnification agreement right to statutory indemnification, rights under the Company's Certificate of Incorporation or bylaws, nor shall it affect Employee's rights to receive future compensation and benefits under the express terms of the Employment Agreement, nor shall it affect Employee's rights or obligations under the agreements listed on Exhibit B-1.

        Employee acknowledges that Employee is knowingly and voluntarily waiving and releasing any rights Employee may have under ADEA. Employee also acknowledges that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing, as required by the ADEA, that: (A) his waiver and release does not apply to any rights or claims that may arise on or after the date Employee executes this Agreement; (B) Employee has the right to consult with an attorney prior to executing this Agreement; (C) Employee has twenty-one
(21) days to consider this Agreement (although Employee may choose to voluntarily execute this Agreement earlier); (D) Employee has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (E) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Employee, provided that the Company has also executed this Agreement by that date (the "Effective Date").

VIXEL CORPORATION


By:   /s/ Timothy M. Spicer                 By:   /s/ Gregory R. Olbright
   ---------------------------------           -------------------------------
Title: Director                             Date:   December 1, 1998
      ------------------------------             -----------------------------

                                   EXHIBIT B-1

Non-Statutory Stock Option Agreement dated December 8, 1998

Early Exercise Stock Purchase Agreement effective March 11, 1998

Employment Agreement dated November 30, 1998 and all Exhibits thereto

Agreement dated November 30, 1998 (relating to Co-Sale Agreement and Amended and Restated Investors Rights Agreement)

Stock Repurchase Agreement dated December 8, 1998


                                    EXHIBIT C

                   NON-COMPETE AND NON-SOLICITATION AGREEMENT



        This Non-Compete and Non-Solicitation Agreement is entered into as of the 30th day of November, 1998, by and between Vixel Corporation, a Delaware corporation (the "Company") and Gregory R. Olbright ("Employee").

                                    RECITALS

        A. Employee is a founder of the Company and is currently serving as its President and Chief Executive Officer.

        B. Concurrently with the execution and delivery of this agreement, Employee and the Company are executing an Employment Agreement, Non-Statutory Stock Option Agreement and Stock Repurchase Agreement under which Employee will be entitled to receive substantial benefits.

        C. The Employee's execution and delivery of this Agreement is a material inducement for the Company to enter into the agreements referred to in Recital B, and is a condition precedent to the Company's obligations thereunder.

                1. DEFINITIONS:

                        1.1 "CONFLICTING ORGANIZATION" means any person or entity who or which is engaged in the design, development, production, marketing, integration, installation or selling of, a Conflicting Product.

                        1.2 "CONFLICTING PRODUCT" means any transceiver, hub or switch for use in storage area networks.

                        1.3 "TERM OF AGREEMENT" means the period from the execution of this Agreement through December 18, 2000.

                2. EMPLOYEE AGREEMENTS.

                        2.1 NON-COMPETITION. Employee agrees that he will not at any time during the Term of this Agreement, directly or indirectly, engage in any activities on behalf of, or have an equity interest greater than one percent (1%) in, any Conflicting Organization (whether as an employee, officer, director, agent, securityholder, partner, creditor, consultant, licensor, licensee or otherwise) that engages in, or is preparing to engage in, any activity involving the design, development, manufacture, sale, integration, installation, distribution or marketing of a Conflicting Product, as long as the Company shall carry on the business of designing, developing, manufacturing, integrating, installing, selling or marketing such Conflicting Product. This prohibition shall not apply to ownership of less than one percent (1%) of the equity securities of any entity whose securities are publicly traded. This Section 2.1 shall not prohibit Employee from working for an organization, a business unit of which is a Conflicting Organization, provided that Employee is not employed by, responsible for, or in any way involved with such Conflicting Organization. Notwithstanding the foregoing, if Employee proposes to accept employment with a systems integrator, and if Employee provides all material information regarding the proposed scope and nature of such employment to the Company's Board of Directors and demonstrates to their reasonable satisfaction that such employment could not reasonably be expected to adversely affect the business or prospects of the Company, then the Company will not unreasonably withhold its consent to Employee's acceptance of such employment, so long as such new employment remains on terms materially consistent with the terms presented to the Board of Directors through the Term of this Agreement.

                2.2 NON-SOLICITATION. Employee agrees that he will not at any time within the Term of this Agreement, immediately following the date of this Agreement, recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with the Company; provided, however, that such prohibition shall not apply to placement of advertisements in newspapers or trade journals or other employment advertising not directed specifically at any employee of the Company. Employee further agrees that he will not at any time within the Term of this Agreement induce or attempt to induce any customer or prospective customer of the Company to reduce their level of business with or to stop buying from the Company, or not to do business with the Company.

                2.3 INJUNCTIVE RELIEF. The remedy at law for breach of the non-compete covenant contained in Section 2.1 and the nonsolicitation covenant in Section 2.2, being inadequate, Employee understands, acknowledges and agrees that the Company shall be entitled, in addition to such other remedies they may have, to temporary and permanent injunctive relief for any breach or threatened breach of such non-compete covenant.

        3. EARLY TERMINATION. This Agreement shall terminate upon a breach of the Employment Agreement if the Company fails to cure such breach within thirty
(30) days after Employee has given written notice of such breach (10 days if such breach involves the payment of money).

        4. GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of Washington shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        5. ENTIRE AGREEMENT. This Agreement sets forth the complete, final and exclusive embodiment of the entire agreement between Employee and the Company with respect to the subject matter hereof. This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein, and the Agreements listed on Exhibit B-1 to that certain General Release between Employee and the Company attached as Exhibit B to the Employment Agreement and it supersedes any other such promises, warranties, representations or agreements. This Agreement may not be amended or modified except in a written instrument signed by Employee and a duly authorized officer or director of the Company.

        6. SEVERABILITY. If a court of competent jurisdiction or arbitral panel determines that any term or provision of this Agreement is invalid or unenforceable, then the remaining terms and provisions shall be unimpaired. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.



                                       2.

        7. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns. However, because of the unique and personal nature of Employee's duties under this Agreement, Employee may not delegate the performance of his duties under this Agreement.

        8. FORUM. Any action to enforce or requiring interpretation of this Agreement must be brought in a forum located within the State of Colorado.

        9. HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        10. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company and Employee have entered into this Agreement as of the date set forth above.



                                            VIXEL CORPORATION


  /s/ Gregory R. Olbright                   By:  /s/ Timothy M. Spicer
----------------------------------             ---------------------------------
Gregory R. Olbright



                                       3.

                                    EXHIBIT D
                                       TO
                              EMPLOYMENT AGREEMENT

                           STOCK REPURCHASE AGREEMENT



        THIS STOCK REPURCHASE AGREEMENT is entered into as of the 8th day of December, 1998, by and between VIXEL CORPORATION, a Delaware corporation (the "Company"), and GREGORY B. OLBRIGHT ("Olbright"), to memorialize a binding oral agreement entered into on October 5, 1998.

                                    RECITALS

        A. On March 3, 1998, the Company granted Olbright a nonstatutory stock option for 1,050,000 shares of Common Stock, which option permitted early exercise prior to vesting.

        B. On April 30, 1998, Olbright purchased 1,050,000 shares of the Company's Common Stock (the "Shares") under an Early Exercise Stock Purchase Agreement, and paid the exercise price with a promissory note for $3,496,500 (the "Note").

        C. On October 5, 1998, the Company and Olbright entered into a binding oral agreement that the Company would repurchase the shares in exchange for cancellation of the Note and accrued interest.

        D. The Company and Olbright now wish to memorialize their previous binding oral agreement concerning the repurchase of the Shares and the cancellation of the Note.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Olbright agree as follows:

        1. The Company hereby purchases from Olbright, and Olbright hereby sells to the Company, all of the Shares in exchange for the Company's cancellation of the Note and accrued interest.

        2. Promptly after the execution and delivery of this Agreement:

                (a)The Company will return to Olbright the Note, marked "Cancelled."

                (b)The Escrow Agent, pursuant to the Escrow Agreement dated April 30, 1998, will return to the Company the certificate(s) representing the Shares.



                                       4.

        3. Upon consummation of the transactions contemplated by this Agreement, the Early Exercise Stock Purchase Agreement dated April 30, 1998, and the related Notice of Exercise, Note and Joint Escrow Instructions are terminated.

        4. Olbright represents and warrants that, subject to the provisions of the Early Exercise Stock Purchase Agreement and Escrow Agreement, he owns the shares free and clear of any liens, claims and encumbrances; that he has not transferred any beneficial interest in the Shares to any other person or entity; and that he has full right and authority to enter into and perform this Agreement.

This Agreement represents the entire agreement of the parties regarding the repurchase of the Shares and the cancellation of the Note. The repurchase of the Shares and the cancellation of the Note shall be effective as of October 5, 1998, the date the parties reached their binding oral agreement described above.

                IN WITNESS WHEREOF, the parties have executed this Agreement.

                                            VIXEL CORPORATION



                                            By:_________________________________

                                            Title:______________________________




                                            ____________________________________
                                            Gregory R. Olbright


                                            CONSENT OF SPOUSE:


                                            ____________________________________
                                            Cindy Olbright



                                       5.

                                    EXHIBIT E
                                       TO
                              EMPLOYMENT AGREEMENT

                            NONSTATUTORY STOCK OPTION


Gregory R. Olbright, Optionee:

        Vixel Corporation (the "Company"), pursuant to its 1995 Stock Option Plan (the "Plan"), has this day granted to you, the optionee named above (hereinafter referred to as "you" or the "Optionee"), an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as, and will not be treated as, an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        The grant hereunder is intended to comply with the provisions of Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan, a copy of which is attached as Exhibit A.

        The details of this option are as follows:

        5. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is one million fifty thousand (1,050,000) (the "Shares").

        VESTING.

                (a) Subject to the limitations contained herein, the shares of Common Stock subject to this option shall vest pursuant to the Vesting Schedule attached hereto as Exhibit B; provided that, if the Company or its stockholders enter into an agreement providing for an Acquisition and the surviving or acquiring company does not assume the option or substitute a substantially equivalent option therefor, the vesting schedule of this option shall be accelerated so that this option shall become exercisable immediately prior to the consummation of the Acquisition with respect to a number of shares equal to
(i) the number of shares for which the option is exercisable pursuant to Exhibit B as of the date of the consummation of such Acquisition (less the number of shares as to which this option has been previously exercised), plus (ii) the greater of (A) one-half of the number of unvested shares subject to this option as of the date of consummation of the Acquisition or (B) the number of shares that otherwise would have vested under Exhibit B in the 12 month period following consummation of such Acquisition. In the event that the surviving or acquiring corporation in an Acquisition assumes this option or substitutes a substantially equivalent option, and if thereafter Optionee's employment is terminated by the Company other than for Cause (as defined below) or by Optionee for Good Reason (as defined below) at any time when any of the shares subject to this option remain unvested following the consummation of the Acquisition, then the vesting



                                       6.

schedule of this option will be accelerated so that the option shall become exercisable upon such termination of employment with respect to a number of shares equal to (i) the number of shares for which the option is exercisable pursuant to Exhibit B as of the date of termination of Optionee's employment (less the number of shares as to which this option has been previously exercised), plus (ii) the greater of (A) one-half of the number of unvested shares subject to this Option as of the date of termination of Optionee's employment or (B) the number of shares that otherwise would have vested under Exhibit B in the 12 month period following termination of Optionee's employment.

                (b) The acceleration of vesting upon an Acquisition shall apply only if the Acquisition is consummated while Optionee is serving as a full-time employee of the Company, or if the Company's Board of Directors has approved a letter of intent or term sheet for an Acquisition while Optionee is serving as a full-time employee of the Company and thereafter consummates such Acquisition within a period of not greater than one hundred eighty (180) days thereafter.

                (c) Notwithstanding anything to the contrary in Section 2(a), the Option shall terminate as to the 427,064 shares that otherwise would have vested between December 18, 2000 and February 18, 2002, at such time as Optionee's full-time employment ceases, unless the Company's Board of Directors has approved a letter of intent or term sheet for an Acquisition while Optionee is serving as a full-time employee of the Company and thereafter consummates such Acquisition within a period of not greater than one hundred eighty (180) days thereafter.

                (d) For purposes of this Agreement, the term:

        "Acquisition" shall mean: (1) a sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) after the Listing Date (as defined below), an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as hereafter amended or succeeded (the "Exchange Act"), excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company or its successor representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; provided that, notwithstanding the foregoing, in the case of (2) and (3) above, such transactions shall only be deemed an "Acquisition" if the stockholders of the Company or its successor immediately prior to such merger, consolidation or reverse merger: (A) hold less than 50% of the outstanding securities of the surviving company following the merger or consolidation, or (B) in the event that the securities of an affiliated entity are issued to the stockholders of the Company in the transaction in exchange for their shares in the Company, hold less than 50% of the outstanding securities of such affiliated entity.



                                       7.

        "Cause" for termination shall mean: (i) Optionee has committed any material act of embezzlement or fraud; (ii) if Optionee is convicted of any or pleads nolo contendere to felony involving moral turpitude; (iii) Optionee engages in competition with the Company, or its successor; or (iv) Optionee causes material damage to Company through intentional misconduct or gross neglect of the duties customary to his office. No activities covered by items
(ii) and (iii) will be deemed to be "cause" unless the Company has notified Optionee of the prohibited activity in written detail and Optionee has failed to cease such activity within 15 days. In the event Optionee's employment is terminated at any time with Cause, he will not be entitled to any acceleration of vesting hereunder.

        "Good Reason" shall mean any of the following not agreed to by Optionee:
(i) a reduction in Optionee's compensation: (ii) a relocation of Optionee's principal worksite to a location that is more than 35 miles further away from Optionee's Colorado residence than the Optionee's pre-Acquisition principal worksite; or (iii) a material reduction in Optionee's responsibilities with respect to the Company's operations as in effect immediately prior to the Acquisition (other than changes in responsibility customarily associated with the Company's business becoming owned and operated by the acquiring company).

        "Listing Date" shall mean the first date upon which any security of the Company or its successor is listed on the American or New York Stock Exchange or designated upon notice of issuance as a national market security on the Nasdaq National Market interdealer quotation system.

        EXERCISE PRICE AND METHOD OF PAYMENT.

                (e) EXERCISE PRICE. The exercise price of this option shall be two dollars and five cents ($2.05) per share.

                (f) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                (i) Payment of the exercise price per share in cash (including check) at the time of exercise;

                        Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock;

                        By delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, and valued at its fair market value (as defined in the Plan) on the date of exercise;

                        By delivery of Optionee's full recourse promissory note in the form attached as Exhibit C (the "Note") in a principal amount equal to the exercise price of the Shares being acquired upon exercise of the Option. The Note will (i) bear interest at the minimum rate



                                       8.

required to avoid imputed interest under the Code, (ii) have a term of four years from the date of exercise, (iii) be secured by the Shares acquired upon exercise of the Option and (iv) be subject to mandatory prepayment in the event that any of the Shares are sold; or

                        By a combination of the above methods.

        6. INVESTMENT REPRESENTATIONS

        Optionee represents and warrants that he is acquiring this Option and the underlying Shares solely for Employee's account for investment and not with a view to or for sale or distribution. Employee understands that neither the Option nor the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Optionee recognizes that the Option and, upon exercise, the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee is aware that neither the Option nor the Shares may be sold pursuant to Rule 144 adopted under the Securities Act ("Rule 144") unless certain conditions are met and until the undersigned has held the Shares for at least one year.

        Optionee further agrees following the Option's exercise not to make any disposition of the Shares unless and until:

                (a) The Shares are transferred pursuant to Rule 144, and the Company shall have received from Optionee documentation acceptable to the Company that a sale of the Shares has occurred in accordance with all of the provisions of Rule 144; or

                (b) The Company shall have received a letter secured by Optionee from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                (c) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                (d) (i) Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) Optionee shall have furnished the Company with an opinion of counsel for the undersigned to the effect that such disposition will not require registration of such Shares under the Securities Act, and (iii) such opinion of counsel for Optionee shall have been concurred in by the Company's counsel and the Company shall have advised Optionee of such concurrence.

        Optionee understands and agrees that all certificates evidencing the Shares to be issued to Optionee may bear the following legend:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE



                                       9.

OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        7. WHOLE SHARES. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

        8. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

        9. TERM. The term of this option commences on the date hereof and expires on November 30, 2008 (the "Expiration Date," which date shall be no more than ten (10) years from date this option is granted), unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows: ninety (90) days after the termination of your employment with the Company or an affiliate of the Company (as defined in the Plan) for any reason or for no reason unless:

                (a) such termination of employment is due to your disability, in which event the option shall terminate on the earlier of the Expiration Date or twelve (12) months following such termination of employment; or

                (b) such termination of employment is due to your death, in which event the option shall terminate on the earlier of the Expiration Date or twelve (12) months after your death; or

                (c) during any part of such ninety (90) day period the option is not exercisable solely because of the condition set forth in paragraph 6 above, in which event this option shall not terminate until the earlier of the Expiration Date or the date as of which this option shall have been exercisable for an aggregate period of ninety (90) days after the termination of your employment; or

                (d) exercise of the option within ninety (90) days after termination of your employment with the Company or with an affiliate would result in liability under section 16(b) of the Securities Exchange Act of 1934, in which event this option will terminate on the earliest of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your employment with the Company or an affiliate.

        However, this option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of paragraph 2 of this option.



                                      10.

        For purposes of this Section 7, the term "employment" shall be deemed to include your full-time employment, part-time employment or the continued provision of bona fide consulting services to the Company. Accordingly, this Option shall continue to vest in the event Optionee continues as a part-time employee or bona fide consultant of the Company following termination of full-time employment. Unless otherwise determined by the Company's Board of Directors, for purposes of this Section 7, the term "bona fide consulting services" shall only include services provided to the Company by Optionee for such compensation as the Company's Board of Directors may approve and shall not include services directly or indirectly related to Optionee's services as a member of the Company's Board of Directors.

        10. EXERCISE.

                (a) Subject to the provisions of this option, you may elect at any time during your employment with the Company or an affiliate thereof to exercise the option as to any part or all of the shares subject to this option at any time during the term hereof, including without limitation, a time prior to the vesting dates described in paragraph 2 hereof; provided, however, that:

                (i) a partial exercise of this option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

                (ii) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Early Exercise Stock Purchase Agreement attached hereto as Exhibit D; and

                (iii) you shall enter into an Early Exercise Stock Purchase Agreement in the form attached hereto with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

                (iv) the option shall not be exercisable as to any of the shares referred to in Section 2(c) until and unless such shares have vested.

                (b) The election provided in this Section 8 to purchase shares upon the exercise of this option prior to the vesting dates shall cease upon termination of your employment with the Company or an affiliate thereof and may not be exercised after the date thereof.

                (c) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 11(e) of the Plan.

                (d) By exercising this option you agree that:



                                      11.

                (i) you will enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or
(3) the disposition of shares acquired upon such exercise; or

                (ii) with the Company's approval, you may request the Company to withhold from your exercise of this option the greatest number of whole shares that have an aggregate fair market value (as determined under the Plan) not exceeding the amount of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise, provided however, that the amount of any remaining tax withholding obligation of the Company will be paid by you to the Company in cash; and

                (iii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty
(180) days) following the effective date of a registration statement of the Company filed under the Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

        11. TRANSFERABILITY. This option is not transferable, except (i) by will or by the laws of descent and distribution, or (ii) by written instruction, in a form accepted by the Company, as a gift or pursuant to a domestic relations order, to your spouse, children, lineal ancestors or lineal descendants (or a trust or other entity for the exclusive benefit of you and/or the foregoing persons). This option is exercisable during your life only by you and by a transferee satisfying the above conditions; provided, however, that such transferee may exercise this option only if the proposed amendments to Form S-8 Registration Statement and related rules under the Securities Act of 1933, as amended (the "Form S-8"), to allow for the use of the Form S-8 for the exercise of stock options by family members of employee optionees, as promulgated by the Securities and Exchange Commission in Release No. 33-07506, 34-39669, are adopted in substantially the form promulgated in such release. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option. Any shares acquired upon exercise of this option by a permitted transferee under this
Section 9 shall be subject to the terms of any applicable Early Exercise Stock Purchase Agreement.



                                      12.

        12. OPTION NOT AN EMPLOYMENT CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. References to employment, employee or similar terms shall be deemed to include the performance of services as a bona fide consultant, provided, however, that no rights as an employee shall arise solely by reason of the use of such terms.

        13. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

        14. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

        Dated the 8th day of December, 1998.

                                            Very truly yours,

                                            VIXEL CORPORATION


                                            By:_________________________________
                                               Duly authorized on behalf
                                               of the Board of Directors

ATTACHMENTS:

Exhibit A-1995 Stock Option Plan
Exhibit B-Vesting Schedule
Exhibit C-Full Recourse Promissory Note
Exhibit D-Early Exercise Stock Purchase Agreement
Exhibit E-Notice of Exercise



                                      13.

The undersigned:

        a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

        b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned Optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

NONE            ______
                (Initial)

OTHER Employment Agreement dated November 30, 1998 Stock Repurchase Agreement dated November 30, 1998
                ______________________________




                             ____________________________________

                             OPTIONEE

                             Address: ___________________________
                                      ___________________________



                                      14.

                                    EXHIBIT E
                                       TO
                          NONSTATUTORY OPTION AGREEMENT

                               NOTICE OF EXERCISE

Vixel Corporation                          Date of Exercise:  ____________, ____


Ladies and Gentlemen:

        This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

        Type of option (check one):         Incentive [ ]       Nonstatutory [X]

        Stock option dated:                 November 30, 1998

        Number of shares as
        to which option is
        exercised:

        Certificates to be
        issued in name of:                  Gregory R. Olbright

        Total exercise price:

        Promissory note delivered
        herewith:

        Value of _______ shares of
        Vixel Corporation
        common stock delivered herewith:    $      -
                                            --------

        By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1995 Stock Option Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and
(iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

        I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

        I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are deemed to constitute "restricted securities" under Rule 144 promulgated under the Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Act and any applicable state securities laws.

        I hereby affirm the representations set forth in Section 4 of the Option.

        I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.

        I further acknowledge that I have been given information concerning the business and financial condition of the Company and that I am familiar with its business and financial condition and prospects. I do not require any further information from the Company. I have had adequate opportunity to obtain the assistance of a knowledgeable representative to aid me in evaluating the risks of this investment. I understand that an investment in the Shares is illiquid, highly speculative, and involves a high degree of risk. I am willing to bear the risk of loss associated with this investment and can afford a complete loss of this investment.

        I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, I will not to sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by me, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Act. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my Shares until the end of such period.

                                            Very truly yours,


                                            ------------------------------------

                                            Gregory Olbright, Optionee

                                       C-1
                                    EXHIBIT B
                                       TO
                          NONSTATUTORY OPTION AGREEMENT
                                     VESTING

         Date of Vesting                                  Number of Shares
            11/30/98                                          237,506

            12/18/98                                           20,834

             1/18/99                                           20,834

             2/18/99                                           20,834

             3/18/99                                           20,834

             4/18/99                                           20,834

             5/18/99                                           20,834

             6/18/99                                           20,834

             7/18/99                                           20,834

             8/18/99                                           20,834

             9/18/99                                           20,834

            10/18/99                                           20,834

            11/18/99                                           20,834

            12/18/99                                           20,834

             1/18/00                                           20,834

             2/18/00                                           20,834

             3/18/00                                            7,292

             4/18/00                                            7,292

             5/18/00                                            7,292

             6/18/00                                            7,292

             7/18/00                                            7,292

             8/18/00                                            7,292

             9/18/00                                            7,292

         Date of Vesting                                  Number of Shares
             10/18/00                                          7,292

             11/18/00                                          7,292

             12/18/00                                          7,292*

              1/18/01                                          7,292*

              2/18/01                                          7,292*

              3/18/01                                         34,375*

              4/18/01                                         34,375*

              5/18/01                                         34,375*

              6/18/01                                         34,375*

              7/18/01                                         34,375*

              8/18/01                                         34,375*

              9/18/01                                         34,375*

             10/18/01                                         34,375*

             11/18/01                                         34,375*

             12/18/01                                         34,375*

              1/18/02                                         34,375*

              2/18/02                                         34,355*
                                                           -----------
                                                           1,050,000
                                                           ===========

        * Subject to termination under Section 2(c) of the Nonstatutory Option Agreement dated December 8, 1998.


                                      C-2